   As filed with the Securities and Exchange Commission on September 28, 2001
                                                     Registration No. 333-______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------

                               FLORIDA BANKS, INC.
             (Exact name of registrant as specified in its charter)

               FLORIDA                                     58-2364573
 (State or other jurisdiction of                       (I.R.S. Employer
  incorporation or organization)                      Identification No.)

                                                  T. EDWIN STINSON, JR.
                                                 CHIEF FINANCIAL OFFICER
         5210 BELFORT ROAD                          5210 BELFORT ROAD
              SUITE 310                                 SUITE 310
    JACKSONVILLE, FLORIDA 32256                JACKSONVILLE, FLORIDA 32256
           (904) 332-7770                            (904) 332-7770
   (Address, including zip code,           (Name, address, including zip code,
        and telephone number,                     and telephone number,
including area code, of registrant's             including area code, of
    principal executive offices)                   agent for service)

                                   Copies to:

                             BRADLEY D. HOUSER, ESQ.
                       AKERMAN, SENTERFITT & EIDSON, P.A.
                           ONE SOUTHEAST THIRD AVENUE
                                   SUITE 2800
                              MIAMI, FLORIDA 33131
                                 (305) 374-5600

                                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
                                                 PROPOSED            PROPOSED
                                                 MAXIMUM             MAXIMUM
TITLE OF SECURITIES          AMOUNT TO BE        OFFERING PRICE      AGGREGATE            AMOUNT OF
TO BE REGISTERED             REGISTERED(1)       PER SHARE(2)        OFFERING PRICE       REGISTRATION FEE(2)
--------------------------------------------------------------------------------------------------------------
Common Stock                 300,000 shares           $5.95             $1,785,000              $447
--------------------------------------------------------------------------------------------------------------

---------------
(1) This Registration Statement shall also cover any additional shares of Registrant's common stock, par value $.01 per share (the "Common Stock"), which become issuable under the Registrant's Amended and Restated Incentive Compensation Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of Registrant's outstanding shares of Common Stock.
(2) Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on September 24, 2001, as reported by The Nasdaq National Market.

--------------------------------------------------------------------------------

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Part I of this Registration Statement will be sent or given to all persons who participate in our Amended and Restated Incentive Compensation Plan, as specified by Rule 428(b)(1) of the Securities Act. These documents are not required to be filed with the Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The Securities and Exchange Commission (the "SEC") allows us to "incorporate by reference" into this prospectus the information contained in the documents we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will update and supersede this information. We are incorporating by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until all of the securities covered by this prospectus are sold:

         -        our Annual Report on Form 10-K for the year ended December 31,
                  2000;

         - our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001;

         -        our Current Report on Form 8-K filed on July 3, 2001; and

         -        our Registration Statement on Form 8-A, filed July 24, 1998.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         (a) The Florida Business Corporation Act (the "FBCA") permits a corporation to indemnify a person who is a party to any proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was a director, officer, employee or agent of another entity at the request of the corporation. The indemnification may cover any liability incurred in connection with such proceeding, including any appeal, if the person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, in connection with actions by or in the right of the corporation, such indemnification is not permitted if such person has been adjudged liable to the corporation unless the court determines that, under all of the circumstances, such person is nonetheless fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

The FBCA also provides that a director, officer, employee, or agent of a corporation who has been successful in defense of any proceeding referred to in the preceding paragraph, or in defense of any claim, issue, or matter therein, shall be indemnified against expenses incurred in connection with such defense. Such expenses may be paid in advance of the final disposition of such proceeding, if the indemnified party provides an undertaking to repay such advanced amounts if ultimately found not to be entitled to indemnification for such expenses.

The FBCA also permits a corporation to purchase and maintain insurance on behalf of its directors and officers against any liability that may be asserted against, or incurred by, such persons in their capacities as directors or officers of the corporation whether or not the corporation would have the power to indemnify such persons against such liabilities under the provisions of such sections.

The FBCA further provides that the statutory provision is not exclusive of any other right to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or independent directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         (b) Our Articles of Incorporation permit, and our Bylaws provide for, indemnification of directors, officers, employees and agents to the fullest extent permitted by law.

         (c) We maintain directors' and officers' liability insurance coverage for our directors and officers and those of our subsidiaries and for certain other executive employees. This coverage insures these persons against certain losses that may be incurred by them in their respective capacities as directors, officers or employees, with respect to which they may or may not be indemnified under the provisions of our Articles of Incorporation or Bylaws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

Exhibit No.       Exhibits
-----------       --------
5.1               Opinion of Akerman, Senterfitt & Eidson, P.A. regarding the legality of the
                  Common Stock being registered.

10.1              Amended and Restated Incentive Compensation Plan.

23.1              Consent of Deloitte & Touche LLP.

23.2              Consent of Akerman, Senterfitt & Eidson, P.A. (included in Exhibit 5.1).

24.1              Power of Attorney of certain directors and officers of Florida Banks, Inc.
                  (set forth on the signature page of this Registration Statement).

ITEM 9.  UNDERTAKINGS

         (a)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Jacksonville, State of Florida.


Dated: September 28, 2001              FLORIDA BANKS, INC.



                                       By: /s/ Charles E. Hughes, Jr.
                                          -------------------------------------
                                          Charles E. Hughes, Jr.
                                          President and Chief Executive Officer

                               POWERS OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Charles E. Hughes, Jr. and T. Edwin Stinson, Jr., and either of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on September 28, 2001 by the following persons in the capacities indicated.

Signature                                   Title                                        Date
---------                                   -----                                        ----

/s/ Charles E. Hughes, Jr.                  President, Chief Executive Officer           September 28, 2001
----------------------------                and Director (Principal Executive
Charles E. Hughes, Jr.                      Officer)



/s/ T. Edwin Stinson, Jr.                   Chief Financial Officer, Secretary,          September 28, 2001
----------------------------                Treasurer and Director (Principal
T. Edwin Stinson, Jr.                       Financial and Accounting Officer)



/s/ M. G. Sanchez                           Chairman of the Board                        September 28, 2001
----------------------------
M. G. Sanchez



/s/ T. Stephen Johnson                      Vice-Chairman of the Board                   September 28, 2001
----------------------------
T. Stephen Johnson



/s/ Clay M. Biddinger                       Director                                     September 28, 2001
----------------------------
Clay M. Biddinger

Signature                                   Title                                        Date
---------                                   -----                                        ----

/s/ P. Bruce Culpepper                      Director                                     September 28, 2001
----------------------------
P. Bruce Culpepper



/s/ J. Malcolm Jones, Jr.                   Director                                     September 28, 2001
----------------------------
J. Malcolm Jones, Jr.



/s/ W. Andrew Krusen, Jr.                   Director                                     September 28, 2001
----------------------------
W. Andrew Krusen, Jr.



/s/ Nancy E. LaFoy                          Director                                     September 28, 2001
----------------------------
Nancy E. LaFoy



/s/ Wilford C. Lyon, Jr.                    Director                                     September 28, 2001
----------------------------
Wilford C. Lyon, Jr.



/s/ David McIntosh                          Director                                     September 28, 2001
----------------------------
David McIntosh

                                  EXHIBIT INDEX

Exhibit
Number           Description
-------          -----------
5.1              Opinion of Akerman, Senterfitt & Eidson, P.A. regarding the legality of the
                 Common Stock being registered.

10.1             Amended and Restated Incentive Compensation Plan.

23.1             Consent of Deloitte & Touche LLP.